ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be: Longwood Capital Group II Inc.

ARTICLE II PRINCIPAL OFFICE

Principal street address
207 Jasmine Lane
Longwood, Florida
32779

Mailing address, if different is:

ARTICLE III PURPOSE
The purpose for which the corporation is organized is: to be a holding company.

15 APR 27 PM 4:01
TALLAHASSEE, FLORIDA

ARTICLE IV SHARES
The number of shares of stock is: 100,000,000

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

Name and Title: Roy Meadows/ President, Secretary, Treasurer
Address: 207 Jasmine Lane
Longwood, Florida
32779

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

(cont.)

Name and Title: ______________________ Name and Title: ______________________

Address ______________________ Address: ______________________

______________________ ______________________

______________________ ______________________

ARTICLE VI REGISTERED AGENT

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: Roy Meadows

Address: 207 Jasmine Lane

Longwood, Florida, 32779

ARTICLE VII INCORPORATOR

The **name and address** of the Incorporator is:

Name: Roy Meadows

Address: 207 Jasmine Lane

Longwood, Florida, 32779

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Roy Meadows
Required Signature/Registered Agent

4-23-15
Date

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

Roy Meadows
Required Signature/Incorporator

4-23-15
Date

FLORIDA DEPARTMENT OF STATE
Division of Corporations

April 30, 2015

ROY MEADOWS
207 JASMINE LANE
LONGWOOD, FL 32779

The Articles of Incorporation for LONGWOOD CAPITAL GROUP II INC. were filed on April 27, 2015 and assigned document number P15000038823. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: Compliance with the following procedures is essential to maintaining your corporate status. Failure to do so may result in dissolution of your corporation.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. **It is your responsibility to remember to file your annual report in a timely manner.**

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Apply today with the IRS online at:

https://sa.www4.irs.gov/modiein/individual/index.jsp.

Should your corporate mailing address change, you must notify this office in writing, to insure important mailings such as the annual report notices reach you.

Should you have any questions regarding corporations, please contact this office at (850) 245-6052.

Christine Haney, Regulatory Specialist II
New Filing Section

Letter Number: 315A00008913

State of Florida

Department of State

I certify from the records of this office that LONGWOOD CAPITAL GROUP II INC. is a corporation organized under the laws of the State of Florida, filed on April 27, 2015.

The document number of this corporation is P15000038823.

I further certify that said corporation has paid all fees due this office through December 31, 2015, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Thirtieth day of April, 2015

Ken Detzner

Ken Detzner
Secretary of State

CR2EO22 (1-11)

COVER LETTER

Department of State
New Filing Section
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

SUBJECT: Longwood Capital Group II Inc.
(PROPOSED CORPORATE NAME – MUST INCLUDE SUFFIX)

Enclosed are an original and one (1) copy of the articles of incorporation and a check for:

- ☐ $70.00 Filing Fee
- ■ $78.75 Filing Fee & Certificate of Status
- ☐ $78.75 Filing Fee & Certified Copy
- ☐ $87.50 Filing Fee, Certified Copy & Certificate of Status

ADDITIONAL COPY REQUIRED

FROM: Roy Meadows
Name (Printed or typed)

207 Jasmine Lane
Address

Longwood, Florida, 32779
City, State & Zip

407-475-0123
Daytime Telephone number

donnalrayburn@cfl.rr.com
E-mail address: (to be used for future annual report notification)

NOTE: Please provide the original and one copy of the articles.